As filed with the Securities and Exchange Commission on September 2, 2011

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUNOPTA INC.
(Exact name of registrant as specified in its charter)
_____________________

Canada	Not applicable
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

2838 Bovaird Drive West
Brampton, Ontario, Canada	L7A 0H2
(Address of Principal Executive Offices)	(Postal Code)

_____________________
SunOpta Inc. 2002 Stock Option Plan, as Amended and Restated May 2011
(Full title of the plan)
_____________________

John Dietrich
Vice President of Corporate Development
SunOpta Inc.
2838 Bovaird Drive West
Brampton, Ontario L7A 0H2, Canada
Tel.: (905) 455-1990
(Name, address and telephone number, including area code, of agent for service)

_____________________

Copy to:
Reed W. Topham
Stoel Rives LLP
201 South Main Street, Suite 1100
Salt Lake City, Utah 84111
Tel.: (801) 328-3131
_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [X]

Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
			Maximum	Maximum
	Amount		Offering	Aggregate	Amount of
Title of Securities to Be	to Be		Price Per	Offering	Registration
Registered	Registered (1)		Share (2)	Price (2)	Fee

Common Shares, no par value	2,500,000 shares	(3)	$5.07	$12,675,000	$1,471.57

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also includes an indeterminate number of additional Common Shares that may be necessary to adjust the number of Common Shares reserved for issuance pursuant to the above-named plan as a result of any future stock split, stock dividend, recapitalization or similar transaction effected without receipt of consideration which results in an increase in the number of the registrant’s outstanding Common Shares.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and (c) under the Securities Act, based on the average of the high and low sales prices for the Common Shares on the Nasdaq Global Select Market on August 30, 2011.

(3)	Represents additional Common Shares issuable pursuant to the SunOpta Inc. 2002 Stock Option Plan, as amended and restated May 2011 (the “Plan”).

EXPLANATORY NOTE

This Registration Statement relates to an increase of 2,500,000 additional Common Shares that are authorized for issuance under the Plan.

The Common Shares registered pursuant to this Registration Statement are of the same class of securities as the 3,000,000 Common Shares registered for issuance under the Plan pursuant to the currently effective registration statement on Form S-8 (File No. 333-124911) filed with the Securities and Exchange Commission (the “Commission”) on May 13, 2005 (the “Original Registration Statement”). An additional registration statement on Form S-8 (File No. 144827) was filed with the Commission on July 24, 2007, covering the registration of an additional 2,000,000 Common Shares authorized for issuance under the Plan (together with the Original Registration Statement, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8 under the Securities Act, the contents of the Prior Registration Statements are hereby incorporated by reference in their entirety, except as otherwise updated or modified by this Registration Statement and except to the extent the Original Registration Statement relates to our Employee Stock Purchase Plan. The current registration of 2,500,000 Common Shares will increase the number of Common Shares registered under the Plan from 5,000,000 to 7,500,000.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” our publicly filed reports into this Registration Statement which means that information included in those reports is considered part of this Registration Statement. Information that we file with the Commission after the date of this Registration Statement will automatically update and supersede the information contained in this Registration Statement. We incorporate by reference into this Registration Statement the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we have filed with the Commission a post-effective amendment to this Registration Statement indicating that we have sold all the Common Shares offered hereby or have deregistered any Common Shares then remaining unsold.

The following documents filed with the Commission are incorporated into this Registration Statement by reference (other than any portions of the respective filings that were furnished pursuant to Item 2.02 or 7.01 of Current Reports on Form 8-K or other applicable rules of the Commission):

1)	Our Annual Report on Form 10-K for the year ended January 1, 2011, as filed with the Commission on March 10, 2011;

2)	Our Definitive Proxy Statement for the 2011 Annual and Special Meeting of Shareholders, as filed with the Commission on April 27, 2011;

3)	Our Quarterly Report on Form 10-Q for the quarter ended April 2, 2011, as filed with the Commission on May 12, 2011;

4)

Our Quarterly Report on Form 10-Q for the quarter ended July 2, 2011, as filed with the Commission on August 10, 2011, and our amended Quarterly Report on Form 10-Q/A for the quarter ended July 2, 2011, as filed with the Commission on August 26, 2011;

5)

Our amended Current Reports on Form 8-K/A filed on January 24, 2011 and August 12, 2011, and our Current Reports on Form 8-K filed on March 10, 2011, May 3, 2011, May 12, 2011, May 24, 2011, May 31, 2011, June 10, 2011, July 6, 2011, August 9, 2011 and August 10, 2011; and

6)	The description of our Common Shares and rights set forth in our Current Report on Form 8-K filed on September 2, 2011, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See the accompanying Exhibit Index for a list of Exhibits to this Registration Statement, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brampton, Province of Ontario, Canada, on September 2, 2011.

SUNOPTA INC.

By:	/s/ Steven R. Bromley

Name:	Steven R. Bromley
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven R. Bromley and John Dietrich, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 2, 2011.

	Signature	Title

By:	/s/ Steven R. Bromley	President, Chief Executive Officer and Director
	Steven R. Bromley	(Principal Executive Officer; Principal Financial and Accounting Officer)

By:	/s/ Jeremy N. Kendall	Chairman and Director
Jeremy N. Kendall

By:	/s/ Cyril A. Ing	Director
Cyril A. Ing

By:	/s/ Allan Routh	Director
Allan Routh

By:	/s/ Katrina Houde	Director
Katrina Houde

By:	/s/ Douglas Greene	Director
Douglas Greene

By:	/s/ Victor Hepburn	Director
Victor Hepburn

By:	/s/ Jay Amato	Director
Jay Amato

By:	/s/ Alan Murray	Director
Alan Murray

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amalgamation of Stake Technology Ltd. and 3754481 Canada Ltd. (formerly George F. Pettinos (Canada) Limited) (incorporated herein by reference to our Form 10-KSB for the year ended December 31, 2000).

4.2	Certificate of Amendment dated October 31, 2003 to change our name from Stake Technology Ltd. to SunOpta Inc. (incorporated by reference to Exhibit 3i(b) to our Form 10-K for the year ended December 31, 2003).

4.3	Articles of Amalgamation of SunOpta Inc. and Sunrich Valley Inc., Integrated Drying Systems Inc., Kettle Valley Dried Fruits Ltd., Pro Organics Marketing Inc., Pro Organics Marketing (East) Inc., 4157648 Canada Inc. and 4198000 Canada Ltd. dated January 1, 2004 (incorporated by reference to Exhibit 3i(c) to our Form 10-K for the year ended December 31, 2003).

4.4	Articles of Amalgamation of SunOpta Inc. and 6319734 Canada Inc., 4157656 Canada Inc. Kofman-Barenholtz Foods Limited dated January 1, 2005 (incorporated herein by reference to Exhibit 3i(d) to our Form 10-K for the year ended December 31, 2004).

4.5	Articles of Amalgamation of SunOpta Inc. and 4307623 Canada Inc., dated January 1, 2006 (incorporated herein by reference to Exhibit 3i(e) to our Form 10-K for the year ended December 31, 2005).

4.6	Articles of Amalgamation of SunOpta Inc. and 4208862 SunOpta Food Ingredients Canada Ltd., 4406150 Canada Inc. and 4406168 Canada Inc. dated January 1, 2007 (incorporated herein by reference to Exhibit 3i(f) to our Form 10-K for the year ended December 31, 2007).

4.7	Articles of Amalgamation of SunOpta Inc. and 4460596 Canada Inc. Dated January 1, 2008 (incorporated herein by reference to Exhibit 3i(g) to our Form 10-K for the year ended December 31, 2007).

4.8	Amended and Restated By-law 14 dated May 27, 2010 (incorporated herein by reference to our Definitive Proxy Statement on Schedule 14A filed on April 29, 2010).

4.9 *	Form of certificate representing Common Shares, no par value

4.10	SunOpta Inc. 2002 Stock Option Plan, Amended and Restated May 2011 (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on May 24, 2011)

5.1 *	Opinion of Wildeboer Dellelce LLP with respect to the legality of the Common Shares being registered hereby

23.1 *	Consent of Deloitte & Touche LLP

23.2 *	Consent of Wildeboer Dellelce LLP (included in Exhibit 5.1)

24 *	Power of Attorney (set forth on the signature page of this Registration Statement)

* Filed herewith.